Exhibit 10.2

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made as of [●], 2020 by and among Orgenesis Inc., a Nevada corporation (the “Company”), and each other Person identified on Schedule A attached hereto (the “Schedule of Holders”) as of the date hereof.

RECITALS

WHEREAS, the Company is party to that certain Agreement and Plan of Merger and Reorganization, dated as of [●], 2020 (the “Merger Agreement”), by and among the Company, Orgenesis Merger Sub, Inc., a [Nevada] corporation and wholly owned subsidiary of the Company (“Merger Sub”), Koligo Therapeutics, Inc., a Kentucky corporation (“Koligo”), Long Hill Capital V, LLC (“Long Hill”), four founding shareholders of Koligo (i.e., Matthew Lehman, Balamurugan Appakalai, Michael Hughes and Stuart Williams) (collectively, the “Founders”), all of the other shareholders of Koligo (such other existing shareholders, the “Other Shareholders” and, with Long Hill and the Founders, collectively, the “Shareholders”) and Long Hill, in its capacity as the Shareholders’ Representative, pursuant to which Merger Sub will merge with and into Koligo (with Koligo being the surviving entity) (the “Merger”), and consideration paid by the Company to the Shareholders in the Merger will include, among other things, such number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as is equal to the Closing Share Merger Consideration and the Additional Share Merger Consideration (collectively, the “Shares”), on the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, the Closing Share Merger Consideration will be payable at the closing to the Shareholders who qualify as accredited investors; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Founders and the Other Shareholders (collectively, the “Non-LH Shareholders”) have agreed to certain transfer restrictions on the Shares issued to such Non-LH Shareholders on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Holder” means any Person who is a holder of Shares.

“Koligo” has the meaning set forth in the recitals.

“Lock-Up Shares” has the meaning set forth in Section 2(a).

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Permitted Transferee” means, with respect to any Person, (A) the direct or indirect partners, members, equity holders or other Affiliates of such Person, or (B) any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Schedule of Holders” has the meaning set forth in the preamble.

“Shares” has the meaning set forth in the recitals.

“Transfer” means to, directly or indirectly, whether in one transaction or a series of transactions and whether by merger, consolidation, division or otherwise, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person.

Section 2. Lock-Up.

(a)       Each Holder hereby agrees that it will not Transfer any of its Shares or interest therein beneficially owned or owned of record by such Holder (collectively, such Holder’s “Lock-Up Shares”) except in accordance with the following lock-up release schedule whereby one fifth of such Holder’s respective Lock-Up Shares will be released from such restriction every six months, starting six months from the closing of the Merger. Each Holder’s sales of the Lock-Up Shares will be subject to a resale limit equal to its proportionate share of 10% of the average daily trading volume of the Company’s Common Stock, based on each such Holder’s number of Shares compared to all Shares received by the Non-LH Shareholders.

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(b)       Notwithstanding the foregoing restrictions on Transfer set forth in Section 2(a), each Holder may Transfer (i) its Lock-Up Shares (A) to any of its officers or directors, any Affiliate or family member of any of its officers or directors, as applicable, (B) in the case of an individual, as a gift to such Person’s immediate family or to a trust, the beneficiary of which is a member of such Person’s immediate family, an Affiliate of such Person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of such Person; or (D) in the case of an individual, pursuant to a qualified domestic relations order and (ii) its Lock-Up Shares to any Permitted Transferee; provided, however, that (x) in each case such transferees must enter into a written agreement agreeing to be bound by this Agreement, including the restrictions on Transfer set forth in Section 2(a) and (y) in the case of the foregoing clause (ii), such Permitted Transferee agrees to promptly Transfer such Lock-Up Shares back to such Holder if such Permitted Transferee ceases to be a Permitted Transferee for any reason prior to the date such Lock-Up Shares becomes freely transferable.

(c)       Each of the Holders acknowledges and agrees that any purported Transfer of Lock-Up Shares in violation of this Agreement shall be null and void ab initio, and the Company shall not be required to register any such purported Transfer.

Section 3. Rule 144. The Company shall timely file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as may be required or as the Holders of Lock-up Shares may reasonably request, all to the extent required from time to time to enable such Holders to sell Lock-up Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the written request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements and shall provide a legal opinion to the Company’s transfer agent, as set forth below, to permit the removal of any legend or stop transfer instructions with respect to the Lock-up Shares sold, or which the Holder has a present intention to sell, pursuant to Rule 144 provided that the other applicable requirements under Rule 144 have been met.

Section 4. General Provisions.

(a)       Amendments and Waivers. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Holders representing a majority of the Lock-Up Shares; provided that no such amendment, modification or waiver that would adversely affect a Holder in a manner that is different from any other Holder shall be effective against such Holder without the prior written consent of such Holder. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)       Remedies. The parties to this Agreement and their successors and assigns shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto and their successors and assigns agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

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(c)       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)       Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)       Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Holders are also for the benefit of, and enforceable by, any subsequent or successor Holders.

(f)       Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or delivered (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any other party subject to this Agreement at such address as indicated on the Schedule of Holders, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party or as is on file for such Person at the Company. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein.

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The Company’s address is:

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, Maryland 20876

Attention: Vered Caplan, Chief Executive Officer

E-mail: vered.c@orgenesis.com

With a copy to:

Pearl Cohen Zedek Latzer Baratz, LLP

1500 Broadway, 12th Floor

New York, New York 10036

Attention: Mark Cohen, Esq.

Facsimile: (646) 878-0804

Email: MCohen@PearlCohen.com

And:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.

666 Third Avenue

New York, NY 10017

Attention: Jeffrey P. Schultz, Esq.

E-mail: JSchultz@mintz.com

or to such other address or to the attention of such other Person as the Company has specified by prior written notice to the sending party.

(g)       Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto, and the relative rights of the Company and the Holders hereunder, shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(h)       MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(i)       CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS IN THE STATE OF NEVADA, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE AFOREMENTIONED COURTS, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(j)       Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(k)       No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(l)       Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(m)       Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(n)       Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(o)       Dilution. If, from time to time, there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue.

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

ORGENESIS INC.

By:
Name:
Title:
Its:

[Signature Page to Lock-Up Agreement]

[HOLDER]
[_________________________________]

By:
Name:
Title:
Its:

Address:

Email:

[Signature Page to Lock-Up Agreement]

SCHEDULE A

Schedule of Holders

Matthew Lehman

Balamurugan Appakalai

Michael Hughes

Stuart Williams

David Blanford

Gopal Loganathan

Dushan Ghooray

William Tucker

W. Thomas Fisher